Exhibit 99.1

Moving iMage Technologies (MiT) Returns to Revenue Growth and Narrows Losses

Improved industry environment and technology refresh cycle drove year-over-year revenue growth for MiT

Higher gross margin and cost reductions led to improvement in net loss

Customer spending expected to continue to improve throughout 2025

Fountain Valley, CA – February 13, 2025: Moving iMage Technologies, Inc. (NYSE AMERICAN: MITQ), (“MiT”), $MITQ, a leading technology and services company for cinema, Esports, stadiums, arenas and other out-of-home entertainment venues, today announced results for its second quarter ended December 31, 2024.

Phil Rafnson, Chairman and Chief Executive Officer of MiT commented:

"Industry trends indicate a strengthening cinema industry spending environment, which we believe is still in the early stages of a broader recovery. Theaters are not only rebounding but starting to invest in the future, and our solutions continue to play a key role in their modernization efforts. While fiscal Q2 is traditionally our seasonally weakest quarter, we benefited from a return to revenue growth, expanded gross margins and, combined with the cost reductions we implemented at the beginning of the fiscal year, we improved our net loss year-over-year. Notably, we secured multiple orders tied to the ongoing technology refresh cycle, particularly for laser projectors and advanced sound solutions like Dolby Atmos immersive audio for premium large format (PLF) auditoriums. These investments signal growing confidence among theater owners who are prioritizing premium technology upgrades to enhance the moviegoing experience and drive long-term audience engagement."

Fiscal 2025 Commentary

Francois Godfrey, President and Chief Operating Officer of MiT commented:

"The 2024 holiday box office was encouraging with a more than 40% surge over the previous year, and we look forward to the possibility of improved demand for our offerings beginning as early as the end of our fiscal year. To ensure we are positioned to capture as much as this spend as possible when the time comes, we are increasing our marketing activities to ensure the industry fully understands the breadth of our capabilities, while keeping our costs in check. Our near-term priority remains driving to higher, more consistent revenue growth and attaining profitability in our core business, creating a strong foundation for investing in our planned growth initiatives that we believe have the potential to drive higher levels of future growth."

Second Quarter Highlights – in $1,000s except for EPS (Fiscal 2025 versus Fiscal 2024)

●	Revenue increased to $3,441 compared to $3,265;

●	Gross Profit increased to $936 compared to $759; Gross Margin increased to 27.2%;
●	Operating Loss improved to ($561) compared to ($830);
●	Net loss and Loss per Share (EPS) improved to ($527) and ($0.05) compared to ($794) and ($0.07), respectively;
●	As of December 31, 2024, the Company held cash of $5,316.

Dial-in and Webcast Information

Date/Time: Thursday, February 13, 2025 at 11:00 a.m. Eastern Time

Toll-Free: 1-877-407-4018
Toll/International: 1-201-689-8471

Call me™: Participants can use Guest dial-in #s above and be answered by an operator OR click the Call me™ Link for instant telephone access to the event. Call me™ link will be made active 15 minutes prior to scheduled start time.

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1708040&tp_key=3d874d63b9

Telephone Replay
Replay Dial-In: 1-844-512-2921 or 1-412-317-6671
Replay Expiration: February 27, 2025 at 11:59 p.m. ET
Access ID: 13751755
Telephone Replays will be made available after conference end time.

About Moving iMage Technologies

Moving iMage Technologies (NYSE American: MITQ) is a leading provider of technology, products, and services for the Motion Picture Exhibition industry, with expanding ventures into live entertainment venues and Esports. We design and manufacture a wide range of proprietary products in-house, including developing potentially disruptive SaaS and subscription-based solutions. Committed to excellence and innovation, Moving iMage Technologies aims to revolutionize the out of home entertainment experience with cutting-edge technology and superior service. For more information, visit www.movingimagetech.com.

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Vice President, Investor Relations and Strategic Communications for MiT

Senior Managing Director, Hayden IR

(346) 396-8696

Brian@haydenir.com

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share amounts)

	December 31, 2024	June 30, 2024
	(unaudited)
Assets
Current Assets:
Cash	$ 5,316	$ 5,278
Accounts receivable, net	749	1,048
Inventories, net	2,121	3,117
Prepaid expenses and other	202	470
Total Current Assets	8,388	9,913
Long-Term Assets:
Right-of-use asset	1,206	144
Property and equipment, net	21	28
Intangibles, net	393	422
Other assets	23	16
Total Long-Term Assets	1,643	610
Total Assets	$ 10,031	$ 10,523

Liabilities And Stockholders’ Equity
Current Liabilities:
Accounts payable	$ 1,642	$ 2,261
Accrued expenses	406	320
Customer refunds	423	399
Customer deposits	1,057	1,651
Lease liability–current	206	151
Unearned warranty revenue	65	31
Total Current Liabilities	3,799	4,813

Long-Term Liabilities:
Lease liability–non-current	1,037	—
Total Long-Term Liabilities	1,037	—
Total Liabilities	4,836	4,813
Stockholders’ Equity
Common stock, $0.00001 par value, 100,000,000 shares authorized, 9,896,850 and 9,896,850 shares issued and outstanding at December 31, 2024 and June 30, 2024, respectively	—	—
Additional paid-in capital	12,003	11,965
Accumulated deficit	(6,808)	(6,255)
Total Stockholders’ Equity	5,195	5,710
Total Liabilities and Stockholders’ Equity	$ 10,031	$ 10,523

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share amounts)

(unaudited)

	3 Months Ended December 31,		6 Months Ended December 31,
	2024	2023	2024	2023

Net sales	$ 3,441	$ 3,265	$ 8,693	$ 9,900
Cost of goods sold	2,505	2,506	6,386	7,322
Gross profit	936	759	2,307	2,578

Operating expenses:
Research and development	47	72	109	139
Selling and marketing	462	628	991	1,170
General and administrative	988	889	1,836	1,716
Total operating expenses	1,497	1,589	2,936	3,025
Operating (loss)	(561)	(830)	(629)	(447)
Other income (expense)
Interest and other income, net	34	36	77	92
Total other income	34	36	77	92

Net (loss)	$ (527)	$ (794)	$ (552)	$ (355)

Weighted average shares outstanding: basic and diluted	9,896,850	10,655,686	9,896,850	10,670,732
Net (loss) income per common share basic and diluted	$ (0.05)	$ (0.07)	$ (0.06)	$ (0.03)

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended December 31,
	2024	2023
Cash flows from operating activities:

Net (loss)	($552)	($355)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Provision for credit losses	19	4
Inventory reserve	163	384
Depreciation expense	7	5
Amortization expense	29	29
Right-of-use amortization	133	133
Stock option compensation expense	37	10
Changes in operating assets and liabilities
Accounts receivable	280	(237)
Inventories	833	(424)
Prepaid expenses and other	260	(503)
Accounts payable	(619)	(315)
Accrued expenses and customer refunds	111	64
Unearned warranty revenue	34	14
Customer deposits	(594)	(38)
Lease liabilities	(103)	(135)
Net cash provided by (used in) operating activities	38	(1,364)
Cash flows from investing activities
Purchases of property and equipment	—	(12)
Net cash (used in) financing activities	—	(12)

Cash flows from financing activities
Stock Buyback	—	(101)
Net cash (used in) investing activities	—	(101)

Net increase (decrease) in cash	38	(1,477)
Cash, beginning of the period	5,278	6,616
Cash, end of the period	$5,316	$5,139
Non-cash investing and financing activities:
Right-of-use assets from new lease	($207)	—
Right-of-use assets from lease modification	($988)	—